EXHIBIT 77Q1(a)(3)
   FLAHERTY & CRUMRINE/CLAYMORE PREFERRED SECURITIES INCOME FUND
                    INCORPORATED (the "Fund")


               AMENDMENT TO AMENDED AND RESTATED BYLAWS

                                  OF

FLAHERTY & CRUMRINE/CLAYMORE PREFERRED SECURITIES INCOME FUND
INCORPORATED


     Articles 6.1, 6.2 and 6.3 of the Amended and Restated
Bylaws are hereby deleted and the following is substituted in their place:

BYLAW-SIX:	SHARES.

     Article 6.1(a).  Certificates of Stock.  The
interest, except fractional interests, of each Stockholder of the Company shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates shall be numbered and entered in the books of the Company as they are issued. They shall exhibit the holder's name and the number of whole shares and no certificate shall be valid unless it has been signed by the Chairman of the Board, if any, or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant
Secretary and bears the corporate seal. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a Transfer Agent or by a Registrar, the signatures of any such officer may be facsimile, engraved or printed. In case any of the Officers of the Company whose manual or facsimile signature appears on any stock certificate delivered to a Transfer Agent of the Company shall cease to be such Officer prior to the issuance of such certificate, the Transfer Agent may nevertheless countersign and deliver such certificate as though the person signing the same or whose facsimile signature appears thereon had not ceased to be such Officer, unless written instructions of the Company to the contrary are delivered to the Transfer Agent.

     Article 6.1(b).  Uncertificated Shares. For any
shares issued without certificates, the Company or a Transfer Agent of the Company may either issue receipts therefor or may keep accounts upon the books of the Company for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such shares as if they had received certificates therefor.

     Article 6.2.   Lost, Stolen or Destroyed Certificates.
The Board of Directors, or the President together with the Treasurer or Chief Financial Officer or Secretary, may direct a new certificate to be issued in place of any certificate for certificated shares theretofore issued by the Company, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, or by his legal representative. When authorizing such issue of a new certificate, the Board of Directors, or the President and Treasurer or Chief
Financial Officer or Secretary, may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it or they shall require and/or give the Company a bond in such sum and with such surety or sureties as it or they may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed for such newly issued certificate.

     Article 6.3.  Transfer of Stock.  Transfer of shares
of the Company shall be made on the books of the Company by the registered holder thereof or by his duly authorized attorney or legal representative and upon surrender and cancellation of a certificate or certificates, if issued, for the same number of shares of the same class, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the transferor's signature as the Company or its agents may reasonably require. The shares of stock of the Company may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Company.



December 10, 2007